Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426         (614) 766-1459 FAX

September 7, 2018

The Boards of Directors

1895 Bancorp of Wisconsin, Inc.

PyraMax Bank, FSB

1360 S. Moorland Road

Brookfield, Wisconsin 53005

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-l to be filed by 1895 Bancorp of Wisconsin, Inc., with the Securities and Exchange Commission, and (ii) the Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company on combined Form MHC-l/Form MHC-2 to be filed by PyraMax Bank, FSB with the Federal Reserve Board, as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of 1895 Bancorp of Wisconsin, Inc. and being named as an expert in the Prospectus.

Sincerely,

KELLER & COMPANY, INC.

Michael R. Keller
President

MRK:jmm